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                                                                   EXHIBIT 10(g)

                              EMPLOYMENT AGREEMENT

                        THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered
            into as of June 1, 2002 (the "Effective Date"), by and between CMS Energy Corporation, a Michigan corporation (the "Company"), and Kenneth Whipple (the "Executive").

                        WHEREAS, the Board of Directors of the Company (the
            "Board") desires that the Company employ the Executive and the Executive desires to furnish services to the Company on the terms and conditions hereinafter set forth; and

                        WHEREAS, the parties desire to enter into this Agreement
            setting forth the terms and conditions of the employment relationship of the Executive with the Company.

                        NOW, THEREFORE, in consideration of the premises and the
            mutual agreements set forth below, the Company and the Executive hereby agree as follows:

                        1. Employment. The Company hereby agrees to employ the
            Executive, and Executive hereby accepts such employment, on the terms and conditions hereinafter set forth. Within 10 days of signing this Agreement, Executive shall receive a one-time cash payment of $25,000.00 as a signing bonus.

                        2. Employment Period. The period during which the
            Executive shall furnish services to the Company hereunder shall commence as of the Effective Date and shall continue in effect through the earlier to occur of (i) a termination of the Executive's employment with the Company for any reason or (ii) if the Company hires a permanent Chief Executive Officer, the date on which such permanent Chief Executive Officer's employment with the Company becomes effective (the "Employment Period").

                        3. Position and Duties. During the Employment Period,
            the Executive shall serve as the Chairman and Chief Executive Officer of the Company and shall have those powers and duties of a management nature consistent with such position. In the performance of his duties hereunder, the Executive shall report to the Board and shall devote substantially all of his full working time, attention and energies to the business of the Company as shall be necessary for him to carry out his obligations hereunder. During the Employment Period, the Executive shall continue to serve as a member of the Board.

                        4. Place of Performance. The principal place of
            performance of the Executive's duties hereunder shall be at the Company's principal corporate offices, subject to reasonable travel requirements on behalf of the Company.

                        5. Compensation and Related Matters.

                        (a) Base Salary.

                              (i)   Cash Portion. During the Employment Period,
the Company shall pay the Executive, in cash, a base salary at the rate of $200.00 per month (the

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      "Cash Base Salary"), payable in installments of $100.00 per pay period in accordance with the Company's regular payroll practice for its senior executives, as in effect from time to time.

                              (ii)  Salary Equivalent/Phantom Stock Units.
      During the Employment Period, in addition to the Cash Base Salary, the Company shall provide to the Executive a "salary equivalent" as follows:

                                    (1)   Number of Phantom Stock Units. On
      the first day of each month during the Employment Period (the "Grant Date"), the Executive shall be granted a whole number of phantom stock units ("Stock Units") equal to the quotient obtained by dividing (A) $85,159.83 by (B) the closing trading price of a share of the Company's common stock, par value $.01 per share ("Common Stock") as reported on the NYSE Composite Tape for the last trading day of the immediately preceding month. All Stock Units shall be fully vested in the Executive as of the date of grant.

                                    (2)   Dividend Equivalents. In the event a
      dividend is paid or other distribution is made with respect to the Common Stock, the Executive shall be granted, as of the dividend payment date (or the date such non-cash dividend or other non-cash distribution is made) (the "Dividend Grant Date"), an additional whole number of fully vested Stock Units equal to the quotient of (A) the amount of the cash dividend that would have been paid (or, in the event of a non-cash dividend or other non-cash distribution, the value of such dividend or other distribution, as determined by the Board, that would have been made) with respect to the number of shares of Common Stock covered by the Stock Units held by the Executive on the record date for such dividend or other distribution and (B) the closing trading price of a share of Common Stock on the last trading day immediately preceding such payment or distribution date.

                                    (3)   No Fractional Stock Units. For
      purposes of this subsection 5(a)(ii), fractional Stock Units resulting from the above-described computations shall be disregarded.

                                    (4)   Nontransferability. The Stock Units
      may not be sold, assigned, transferred or otherwise encumbered by the Executive.

                                    (5)   Equitable Adjustments. In the event
      that the Board shall determine that any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event (other than any cash dividend or other non-cash dividend or distribution covered by clause (2) above), affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Executive with respect to Stock Units previously granted pursuant to this Agreement, then the Board shall make such equitable changes or adjustments as it deems necessary or appropriate to the number of Stock Units theretofore granted to the Executive hereunder.

                                    (6)   Rolling Cash Payments for Stock Units.
      On the first business day following the second anniversary of each Grant Date and each Dividend Grant Date, there shall be a "Settlement Date" on which the Executive shall receive from the Company a cash payment equal to the closing trading price of a share of the Common Stock on

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      the Settlement Date times the number of Stock Units granted to the
      Executive on the Grant Date or Dividend Grant Date, as applicable, two years earlier pursuant to this Section 5(a)(ii), adjusted, if applicable, pursuant to clause (5) above; provided, however, that if the Executive's employment terminates by reason of his death or the Executive dies following the termination of his employment and prior to the final Settlement Date, the Executive's legal representative or estate, as the case may be, shall receive such cash payment as soon as practicable following each remaining Settlement Date, payable to the Kenneth and Kimberly Trust held by Comerica Bank.

                        (b) Incentive Compensation. At the end of each fiscal year of the Company occurring during the Employment Period and upon termination of the Employment Period, the Board shall review the performance of the Executive and shall provide the Executive such incentive compensation, if any, as shall be determined by the Board in its sole discretion.

                        (c) Other Benefits. During the Employment Period, the Executive shall be entitled to participate (subject to uniformly applicable requirements for participation) in any health, disability, profit sharing, retirement or insurance plans maintained by the Company from time to time and shall be entitled to receive such perquisites and fringe benefits as are provided by the Company from time to time, in each case for the benefit of its executive officers at Grade Level E-9, provided however that Executive shall also continue to receive the same life insurance benefit that a non-employee director of the Company receives.

                        (d) Business Expenses. During the Employment Period, the Company shall, upon submission of proper vouchers in respect thereof, pay or reimburse the Executive in accordance with the Company's reimbursement and expenses policies, as in effect from time to time, for all reasonable business expenses incurred by the Executive in connection with the Company's business.

            6. Termination. The Executive's employment hereunder may be terminated under the following circumstances:

                  (a) Death. The Executive's employment shall terminate upon his death.

                  (b) Termination by the Company or by the Executive. The Company may terminate the Executive's employment during the Employment Period for any reason, with or without cause, upon 10 days' prior notice. The Executive may terminate his employment during the Employment Period for any reason, upon 10 days' prior notice. Any termination of the Executive's employment by the Company or by the Executive pursuant to this Section 6(b) shall be communicated by written notice of termination to the other party hereto in accordance with
Section 11.

            7. Compensation Upon Termination of the Employment Period. Upon termination of the Employment Period, in addition to any amounts awarded to the Executive pursuant to Section 5(b) hereof, the Company shall pay to the Executive (or the Executive's legal representative or estate, as the case may be), as soon as practicable thereafter, a lump sum in cash equal to any Cash Base Salary under Section 5(a)(i) which has been earned but not yet paid, any accrued but unpaid incentive compensation and reimbursement of any expenses incurred by the Executive in respect of periods through the date of termination, and shall deliver the cash payments specified in settlement of Stock Units at the times otherwise provided herein in Section 5(a)(ii)(6).

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            8.    Non-Competition, Non-Solicitation and Confidentiality
Requirements.

                  (a) Non-Competition Requirement. During the Employment Period and during the one-year period thereafter (the "Noncompetition Period"), the Executive, acting alone or with others, directly or indirectly, shall not engage, whether as employee, employer, consultant, advisor or director, full or part-time, or as an owner, investor, partner or stockholder (unless the Executive's interest is insubstantial), in any business in an area or region in which the Company or any of its subsidiaries or affiliates then conducts business, which business is directly in competition with a business then conducted by the Company or any of its subsidiaries or affiliates. For purposes of this Section 8(a), the Executive's interest as a stockholder shall be considered insubstantial if such interest represents beneficial ownership of less than one percent of the outstanding class of stock, and the Executive's interest as an owner, investor or partner shall be considered insubstantial if such interest represents ownership, as determined by the Board in its discretion, of less than one percent of the outstanding equity of the entity.

                  (b) Non-Solicitation Requirement. During the Noncompetition Period, the Executive, acting alone or with others, directly or indirectly, whether as employee, employer, consultant, advisor or director, or as an owner, investor, partner, stockholder or otherwise (i) shall not solicit or induce any client or customer of the Company or any of its subsidiaries or affiliates, or entity with which the Company or any of its subsidiaries or affiliates has a business relationship, to curtail, cancel, not renew or not continue his or her or its business with the Company or any of its subsidiaries or affiliates, (ii) shall not hire any person who is then, or who within 90 days prior to a termination of the Executive's employment, was an employee of, or a consultant or independent contractor to, the Company or any of its subsidiaries or affiliates and (iii) shall not solicit or induce any person who is an employee of, or a consultant or independent contractor to, the Company or any of its subsidiaries or affiliates to curtail, cancel, not renew or not continue his or her or its employment, consulting or other relationship with the Company or any of its subsidiaries or affiliates.

                  (c) Confidentiality Requirement. The Executive shall not take, disclose, use, sell or otherwise transfer, except in the course of employment with the Company, any confidential or proprietary information of the Company or any of its subsidiaries or affiliates, including but not limited to information regarding current and potential customers, clients, counterparts, organization, employees, finances and financial results, and methods of operation, transactions and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process. The Executive shall return to the Company, promptly following the Executive's termination of employment or, if a demand for such return has been made, at any other time, any information, documents, materials, data, manuals, computer programs or device containing information relating to the Company or any of its subsidiaries or affiliates, and each of their customers, clients and counterparts, which came into the Executive's possession or control during his employment.

                  (d) Injunctive Relief. The Executive acknowledges that a breach of the restrictions contained in this Section 8 shall cause irreparable damage to the Company, the exact amount of which shall be difficult to ascertain, and that the remedies at law for any such breach shall be inadequate. Accordingly, the Executive agrees that, if the Executive breaches any of the restrictions contained in this Section 8, then the Company shall be entitled to injunctive relief,

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without posting bond or other security in addition to any other remedy or remedies available to the Company at law or in equity. This Section 8 shall survive the expiration or earlier termination of this Agreement and the termination of the Executive's employment hereunder.

            9. Successors; Binding Agreement. This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, the "Company" shall mean both the Company as defined above or any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

            10. Indemnification. The Company shall indemnify, to the fullest extent permitted by applicable state law and the by-laws of the Company, all amounts (including without limitation judgments, fines, settlement payments, expenses and attorney's fees) incurred or paid by the Executive in connection with any claim, action, suit, investigation or proceeding arising out of or relating to the performance by the Executive of services for, or the acting by him as a director, officer or employee of the Company, any subsidiary of the Company or any other person or enterprise at the Company's request (collectively, "Claims"). During the Executive's employment with the Company and following the termination of the Executive's employment with the Company for any reason, the Executive shall be covered with respect to any Claims under any director's and officer's liability insurance policy maintained by the Company which covers other similarly situated executives of the Company. This Section 10 shall survive the expiration or earlier termination of this Agreement and the termination of the Executive's employment hereunder.

            11. Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Executive:

                  Kenneth Whipple
                  1115 Country Club Rd.
                  Bloomfield Hills, MI 48304

                  If to the Company:

                  CMS Energy Corporation
                  Fairlane Plaza South, Suite 1100
                  330 Town Center Drive
                  Dearborn, Michigan 48126
                  Attention:  Corporate Secretary

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or to such other address as any party may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

            12. Amendment or Modification, Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and an authorized officer of the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by any such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

            13. Miscellaneous. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto and any prior agreement of the parties hereto in respect to the subject matter contained herein. This Agreement will be governed by and construed in accordance with the laws of the State of Michigan, without regard to its conflicts of law principles. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph. All payments to the Executive under this Agreement shall be reduced by all applicable withholding required by federal, state or local law, This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                             CMS ENERGY CORPORATION

                             By: /s/ JOHN F. DRAKE
                                --------------------------------
                                 Name:  John F. Drake
                                 Title: Senior Vice President,
                                        Human Resources and
                                        Business Services

                             /s/ KENNETH WHIPPLE
                             -----------------------------------
                             Kenneth Whipple

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